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                                                                   EXHIBIT 10.14


                         DEFERRED COMPENSATION AGREEMENT

         This Agreement, entered into this 11th day of April, 1997, by and between Benefit Financial Services, Inc., an Alabama corporation (hereafter referred to as the "Company") and Ruth M. Roper (hereafter referred to as the "Employee").

                             W I T N E S S E T H :

         WHEREAS, the Employee has been employed by Pension & Benefit Financial Services, Inc. ("Pension Benefit") and has discharged her duties in a capable and efficient manner to the benefit of Pension Benefit; and

         WHEREAS, it is the desire of the Company to retain the services of the Employee; and

         WHEREAS, the Employee is willing to provide such services to the Company, provided that the Company agrees to provide certain benefits hereinafter described, and in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, as well as other good and valuable consideration it is agreed as follows:

         1.       DEFERRED COMPENSATION.

                  (a) The Company hereby agrees that, in addition to the annual salary and other benefits payable to the Employee during the term of her employment with the Company pursuant to that certain Employment Agreement between the Employee and the Company dated April 11, 1997, the Company will provide to the Employee, as deferred compensation, payable in monthly installments, beginning upon the earlier of age sixty-five (65) or the Employee's death, as provided in Section 2, below, an annual amount equal to Thirty Thousand Dollars ($30,000) per year for fifteen (15) years, the payments of which, if not made by the Company, shall be made by SouthFirst Bancshares, Inc., the sole shareholder of the Company.

                  (b)      Vesting of Deferred Compensation Amount.

                  At the time of termination of employment, for any reason, the Employee shall be fully vested in, and entitled to, the amount of deferred compensation hereunder this Agreement.

                  (c)      Death of Employee.

                  If the termination of the employment of the Employee is due to the death of the Employee, then the benefits otherwise payable hereunder at age sixty-five (65), shall be payable commencing upon said death of the Employee, to the designated beneficiary of the Employee.


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                  (d)      Beneficiary Designation.

                  Employee shall have the right to designate a beneficiary to receive any amount coming due on account of the death of the Employee, and may, from time to time, change such designation provided such changes are in writing, filed with, and in a form acceptable to, the Company. In the absence of an effective designation of beneficiary, any amounts becoming due and payable upon the death of the Employee shall be payable to her duly qualified executor or administrator.

         2.       COMMENCEMENT OF DISTRIBUTION.

         The Employee, or the Employee's duly designated beneficiary (or qualified executor or administrator), shall receive distributions beginning on the first day of the first month following the earlier to occur of:

                  (a) The attainment of age sixty-five (65) by Employee, if Employee is no longer in the employ of the Company;

                  (b) The termination of employment of the Employee by the Company, if subsequent to age sixty-five (65); or

                  (c)      the death of the Employee.

         3.       AMOUNT OF BENEFITS.

         Starting with the first month for which the Employee (or the Employee's duly designated beneficiary or personal representative) is entitled to payment hereunder, the Employee (or such beneficiary or representative) shall receive in monthly installments, the annual amount computed under Section 1(a) above.

         4.       ALIENATION.

         It is agreed that the rights of the Employee or any beneficiary under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Employee or the Employee's beneficiary or personal representative, and in the event of any attempted assignment or transfer, the Company shall have no further liability hereunder.

         5.       NO TRUST.

         Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Employer and the Employee, her designated beneficiary or any other person.


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         6.       FUNDING.

                  (a) The Company's obligation under this Agreement shall be an unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its obligations under this Agreement. The Company may, however, at its sole and exclusive option, informally fund this Agreement in whole or in part.

                  (b) If the Company shall determine to informally fund this Agreement, in whole or in part, the manner of such informal funding, and the continuance or discontinuance or such informal funding shall be the sole and exclusive decision of the Company.

                  (c) If the Company shall determine to informally fund this Agreement, in whole or in part, by procuring as owner, life insurance for its own behalf on the life of the Employee, the form of such insurance and the amounts shall be the sole and exclusive decision of the Company. The Employee hereby agrees to submit to medical examinations, supply such information, and execute such documents as may be required by the insurance company, or companies to whom the Company may have applied for such insurance if the Company shall determine to informally fund this Agreement with life insurance.

         7.       EMPLOYEE RIGHT TO ASSETS.

         The rights of the Employee, any designated beneficiary of the Employee, or any other person claiming through the Employee under this Agreement, shall be solely those of an unsecured general creditor of the Company. The Employee, the designated beneficiary of the Employee, or any other person claiming through the Employee, shall only have the right to receive from the Company those payments specified under this Agreement. The Employee agrees that she, her designated beneficiary, and any other person claiming through shall have no rights or interests whatsoever in any asset of the Company, including any insurance policies or contracts which the Company may possess or obtain to informally fund this Agreement. Any assets used or acquired by, the Company in connection with its contingent liabilities arising under this Agreement shall not be deemed to be held under any trust for the benefit of the Employee or the Employee's beneficiaries. Nor shall any such assets be considered security for the performance of the obligations of the Company. Such assets shall be, and remain, general and unrestricted assets of the Company.

         8.       NO ASSIGNMENT.

         The rights of the Employee or of any other person to the payment of any benefits under this Agreement may not be assigned, transferred, pledged or encumbered except by Will or by the law of descent and distribution.

         9.       INCAPACITY OF BENEFICIARY.

         If the Company shall find that any person to whom any payment is payable under this Agreement is unable to care for her affairs because of illness or accident or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for such person or otherwise entitled to payment. In accordance with the applicable provisions of paragraph 3 above or, with respect to a minor, to a custodian selected by Company under the Alabama Uniform Transfers to Minors Act or any statute of similar import. Any such payment shall be a complete discharge of the liabilities of Company under this Agreement.


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         10.      EMPLOYMENT RIGHTS.

         This Agreement shall not be deemed to create a contract of employment between the Employee and shall create no right in the Employee to continue in the Company's employ for any specific period of time, or to create any other rights in the Employee or obligations on the part of the Company, except as are set forth in this Agreement. This Agreement in no way restricts the right of the Company to terminate the Employee with or without cause and in no way restricts the right of the Employee to terminate her employment.

         11.      TAX, ETC. TREATMENT.

         Any deferred compensation payable under this Agreement shall not be deemed salary and shall not be included in the Employee's taxable income under Federal or state law until it is actually received by the Employee.

         12.      BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Employee, her heirs, executors, administrators, and legal representatives.

         13.      GOVERNING LAW.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Alabama.

         14.      ACCELERATION OF PAYMENTS.

         The Company reserves the right to accelerate the payment of any benefits payable under this Agreement without the consent of the Employee, her estate, her designated recipients, or any other person claiming through the Employee.

         15.      LEAVES OF ABSENCE.

         The Company may, in its sole discretion and in writing, permit the Employee to take a leave of absence for a period not to exceed one year. During such leave, the Employee will still be considered to be in the continuous employment of the Company for purposes of this Agreement.


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         16.      INTENT OF PARTIES.

         It is intended and understood by the parties hereto that this Agreement complies with the provisions of the Internal Revenue Code and Regulations in effect at the time of its execution. If, at a later date, the laws of the United States or the State of Alabama are construed in such a way as to make this Agreement void and of no effect, this Agreement will be given effect in such manner as will best carry out the purposes and intentions of the parties.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Employee hereunto has set her hand and seal as of the date first above written.

ATTEST:                                BENEFIT FINANCIAL SERVICES, INC.



/s/ Joe K. McArthur                       By: /s/ Donald C. Stroup
--------------------------------          --------------------------------------
Secretary                                 President and Chief Executive Officer

                                          /s/ Ruth M. Roper
                                          --------------------------------------
                                          Ruth M. Roper ("Employee")


With Respect to Section 1(a) Only:

SOUTHFIRST BANCSHARES, INC.



By:/s/ Donald C. Stroup
   -------------------------------------
   President and Chief Executive Officer


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